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                                                                     EXHIBIT 4.4


                             THIRD AMENDMENT TO THE
             ICO PETROCHEMICALS DIVISION SAVINGS AND INVESTMENT PLAN

ICO Worldwide, Inc. (the "Employer") having heretofore adopted the ICO Petrochemicals Division Savings and Investment Plan, a prototype plan document consisting of the Plan Agreement #001 and the Putnam Basic Plan Document #07 (the "Plan") effective as of April 3, 2000, pursuant to the power reserved to the Employer in Section 17.1 of the Plan, hereby amends the Plan Agreement as set forth below.

1. Subsection A., B., C., E. and H. of Section 1., of the Plan Agreement are hereby amended effective August 30, 2002, by striking said subsections in their entirety and by substituting the following new paragraphs in lieu thereof:

         "A.      Employer Name: ICO Technology, Inc.

         B.       Employer Identification Number: 22-3439360

         C.       Employer Address: 5333 Westheimer Road
                                    Suite 600
                                    Houston, TX 77056

         E.       Employer Contact: Name: Charlotte J. Fischer
                                    Title: General Counsel & Secretary
                                    Phone #: 713-351-4100

         H.       Plan Name: ICO Polymers Savings and Investment Plan"

2. Subsection A. of Section 3., of the Plan Agreement is hereby amended effective August 30, 2002, by striking said subsection in its entirety and by substituting the following new paragraph in lieu thereof:

         "A. Classes of Eligible Employees. The Plan will cover all employees who have met the age and service requirements with the following exclusions:

                  [ ]      (1)      No exclusions. All job classifications will
                                    be eligible.

                  [ ]      (2)      The plan will exclude employees in a unit of
                                    Employees covered by a collective bargaining agreement with respect to which retirement benefits were the subject of good faith bargaining, with the exception of the following collective bargaining units, which will be included: _____.

                  [ ]      (3)       The Plan will exclude employees who are
                                     non-resident aliens without U.S. source
                                     income.

                  [ ]      (4)       Employees of the following Affiliated
                                     Employers (specify):

                                     --------

                                     --------

                  [X]      (5)       Leased Employees



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                  [X]      (6)      Employees in the following other classes
                                    (specify):

                                    Employees of the Oilfields Services
                                    Division"

3. Subsection A.(1) of Section 7., of the Plan Agreement is hereby amended effective August 30, 2002 by striking said subsection in its entirety and by substituting the following new paragraph in lieu thereof:

         "A.      Amount.

                  (1) Elective Deferrals and Employer Matching Contributions. Compensation for the purposes of determining the amount and allocation of Elective Deferrals and Employer Matching Contributions will be determined as follows (choose either (a) or (b), and (c) and/or (d) as applicable).

                           [X]      (a)      Compensation will include Form W-2
                                             earnings as defined in Section 2.8
                                             of the Plan.

                           [ ]      (b)      Compensation will include all
                                             compensation included in the
                                             definition of Code Section 415
                                             Compensation in Plan Section 6.5(b)
                                             of the Plan.

                           [X]      (c)      In addition to the amount provided
                                             in either (a) or (b) above,
                                             Compensation will also include any
                                             amounts withheld from the employee
                                             under a 401(k) plan, cafeteria
                                             plan, SARSEP, tax sheltered 403(b)
                                             arrangement, or Code Section 457
                                             deferred compensation plan and
                                             contributions described in Code
                                             Section 414(h)(2) that are picked
                                             up by a governmental employer.

                           [X]      (d)      Compensation will also exclude the
                                             following amount (choose each that
                                             applies):

                                              [ ]     (i) overtime pay.

                                              [X]     (ii) bonuses.

                                              [ ]     (iii) commissions.

                                              [X]     (iv) other pay (describe):
                                                      Car allowances

                                              [ ]     (v) compensation in excess
                                                      of $_____"

4. Subsection A. of Section 11., of the Plan Agreement is hereby amended effective August 30, 2002, by striking said subsection in its entirety and by substituting the following new paragraph in lieu thereof:

         "A. Plan Administrator (Plan Section 15.1). You may appoint a person or a committee to serve as Plan Administrator. If you do not appoint a Plan Administrator, the Plan provides that the Employer will be the Plan Administrator.

                  The initial Plan Administrator will be (check one):

                  [ ]      This person: _____
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                  [ ]      A committee composed of these people:

                           ---------

                           ---------
                                    "
                           ---------

5. In all other respects, the Plan provisions remain in full force and effect.

IN WITNESS, WHEREOF, the Employer has caused the Third Amendment to the Plan to be duly executed in its name and behalf and its corporate seal to be affixed as of the date signed below.

ICO WORLDWIDE L.P.                          PUTNAM FIDUCIARY TRUST COMPANY
(formerly ICO Worldwide, Inc.)

By: /s/ JON C. BIRO                         By: /s/ TINA A. CAMPBELL
   ---------------------------                 ---------------------------------
Print Name: Jon C. Biro                     Print Name: Tina A. Campbell
           -------------------                         -------------------------
Title: General Manager                      Title: SVP Compliance & Consulting
      ------------------------                    ------------------------------
Date: Sept. 27, 2002                        Date: 10/2/02
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